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                                                                     Exhibit 8.1

December 10, 1997


Board of Directors
First Federal Lincoln Bank
Board of Trustees
P.O. Box 83009
Lincoln, NE 68501-3009


Dear Board Members:

You have requested the opinion of KPMG Peat Marwick LLP ("KPMG") as to the Nebraska, Iowa, and Kansas state income and/or franchise tax and personal income tax consequences relating to the proposed conversion of First Federal Lincoln Bank from a federally chartered mutual savings bank to a federally chartered stock savings bank (Stock Bank) and the formation of First Lincoln Bancshares Inc. which will acquire all of the outstanding stock of Stock Bank.

You have submitted to us a copy of the federal income tax opinion ("Federal Opinion") relating to the federal income tax consequences of the proposed transaction prepared by your counsel, Muldoon, Murphy and Faucette and dated December __, 1997.

Our opinion regarding the Nebraska, Iowa, and Kansas State Income and/or Franchise Tax and personal income tax consequences of the proposed transaction is based on the same facts, assumptions and conditions contained in the Federal Opinion. It is also based on existing Nebraska, Iowa, and Kansas State Tax Law. We have not reviewed the legal documents necessary to effectuate the steps to be undertaken, and we assume that all steps will be properly effectuated under state and federal law and will be consistent with the legal documentation.


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Board of Directors
Board of Trustees
December 12, 1997



                               Nebraska Opinion

In our opinion, the Nebraska corporate income, Nebraska franchise, and Nebraska personal income tax consequences of the proposed transaction are consistent with the federal income tax consequences of the proposed transaction opined upon in the Federal Opinion.

For purposes of the Nebraska Corporate Income Tax, Nebraska has adopted federal taxable income as computed for federal income tax purposes under the Internal Revenue Code (as currently amended) as the starting point for computing Nebraska corporate net income (Nebraska Code Sec. 77-2716(1)). Several specific modifications to federal taxable income are enumerated in the Nebraska Tax Law in determining income taxable for Nebraska corporate income tax purposes. However, there are no specific modifications which apply to the proposed transaction (see Nebraska Code Sec. 72-2716(1)-72-2716(8)).

A "Financial Institution" (as defined in Nebraska Code Sec. 77-3801(4)) is exempt from corporate income tax, but is required to pay a franchise tax measured by the institution's average deposits (Nebraska Code Sec. 77-3802(2)). Net income for franchise tax purposes is used only to limit the amount of franchise tax imposed based on the average deposits (Nebraska Code Sec. 77-3804). This limit is based on net financial income according to the regular books (not tax) of the financial institution (Nebraska Code Sec. 77-3801(5)).

Nebraska uses federal adjusted gross income under the Internal Revenue Code as its starting point for computing net income for personal income tax purposes (Nebraska Code Sec. 77-2715). There are several specific modifications to federal adjusted gross income which are enumerated in the Nebraska Statutes to determine income taxable for Nebraska personal income tax purposes. However, there are no specific modifications which apply to the proposed transaction (see Nebraska Code Sec. 72-2716(1)-72-2716(8)).

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Board of Directors
Board of Trustees
December 12, 1997



                                 IOWA OPINION

In our opinion, the Iowa corporate income tax, Iowa franchise tax, and the Iowa personal income tax consequences of the proposed transactions are consistent with the federal income tax consequences of the proposed transaction opined upon in the Federal Opinion.

For purposes of the Iowa Corporate Income Tax, Iowa has adopted federal taxable income as computed for federal income tax purposes under the Internal Revenue Code (as currently amended), before net operating loss deductions, as the starting point for computing Iowa corporate net income (Iowa Code Sec. 422.35). Several specific modifications to federal taxable income are enumerated in the Iowa Tax Law in determining income taxable for Iowa corporate income tax purposes. However, there are no specific modifications which apply to the proposed transaction (see Iowa Code Sec. 422.35.1-Iowa Sec. 422.35.17).

A "Financial Institution" (as defined in Iowa Code Sec. 422.61) is exempt from corporate income tax, but is required to pay a franchise tax measured by net income. Net income under the franchise tax rules is defined as income computed in accordance with Iowa Code Sec. 422.35 (see above) with several additional adjustments (see Iowa Code Sec. 422.61.3). However, there are no specific additional adjustments which would apply to the proposed transaction (see Iowa Code Sec. 422.61.3.a-422.61.3.g)

Iowa uses adjusted gross income as computed for federal income tax purposes under the Internal Revenue Code as its starting point for computing net income for personal income tax purposes (Iowa Code Sec. 422.7). There are several specific modifications to federal adjusted gross income which are enumerated in the Iowa Statutes to determine income taxable for Iowa personal income tax purposes. However, there are no specific modifications which apply to the proposed transaction (see Iowa Code Sec. 422.7.1-422.7.34).

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Board of Directors
Board of Trustees
December 12, 1997



                                KANSAS OPINION

In our opinion, the Kansas corporate income tax, Kansas privilege tax, and the Kansas personal income tax consequences of the proposed transaction are consistent with the federal income tax consequences of the proposed transaction opined upon in the Federal Opinion.

For purposes of the Kansas Corporate Income Tax, Kansas has adopted federal taxable income as computed for federal income tax purposes under the Internal Revenue Code (as currently amended) as the starting point for computing Kansas corporate net income (Kan. Stat. Ann. Sec, 79-32,138(a)). Several specific modifications to federal taxable income are enumerated in the Kansas Tax Law in determining income taxable for Kansas corporate income tax purposes. However, there are no specific modifications which would apply to the proposed transaction (see Kan. Stat. Ann. Sec. 79-32, 138(b) and 79-32,138(c)).

A federally chartered savings bank is exempt from corporate income tax, but is required to pay a privilege tax measured on their prior year net income (Kan. Stat. Ann. Sec. 79-1106). Net income under the privilege tax rules begins with income computed in accordance with K.S.A. 79-32,138 (see above) with several modifications and additional adjustments. However, there are no specific modifications or additional adjustments which would apply to the proposed transaction (see Kan. Stat. Ann. Sec. 79-1109).

Kansas uses adjusted gross income as properly computed for federal income tax purposes under the Internal Revenue Code as its starting point for computing net income for personal income tax purposes (Kan. Stat. Ann. Sec 79-32,117(a)). There are several specific modifications to federal adjusted gross income which are enumerated in the Kansas Statutes to determine income taxable for Kansas personal income tax purposes. However, there are no specific modifications which would apply to the proposed transaction (see Kan. Stat. Ann. Sec. 79-32,117(b), 79-32,117(c) and 79-32,117(a).

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Board of Directors
Board of Trustees
December 12, 1997



                            LIMITATIONS ON OPINION

Our opinion as expressed above is rendered only with respect to the Nebraska, Iowa, and Kansas State Income and/or Franchise tax and personal income tax consequences of specific matters discussed herein, and we express no opinion with respect to any other federal, state, local or foreign tax matter relating to the proposed transaction or legal aspect of the offering. Our opinion is based on the facts and conditions as stated herein, whether directly or by reference to the Federal Opinion. It is expressly understood and agreed to by First Lincoln Federal Bank, and First Lincoln Bancshares Inc. that KPMG is relying solely on the Federal Opinion in all respects relating to the federal tax consequences of the matters described herein. KPMG has not independently verified the accuracy of any fact, representation, opinion or other matter contained in the Federal Tax Opinion and should any fact, representation, opinion or other matter addressed therein not be correct, it could cause the Nebraska, Iowa and/or Kansas tax opinion contained herein to also be incorrect. If any of the facts and conditions are not entirely complete or accurate, it is imperative that we be informed immediately, as the inaccuracy or incompleteness could have a material effect on our conclusions. In rendering our opinion, we are relying upon the relevant provisions of the Internal Revenue Code of 1986, as amended, and the Nebraska, Kansas and Iowa Statutes, as amended, the regulations and rules thereunder and judicial and administrative interpretations thereof, which are subject to change or modification by subsequent legislative, regulatory, administrative, or judicial decisions. Any such changes could also have an effect on the validity of our opinion. We undertake no responsibility to update or supplement our opinion after its issuance. This opinion is not binding upon any tax authority or any court and no assurance can be given that a position contrary to that expressed herein will not be asserted by a tax authority and ultimately sustained by a court.

We consent to the inclusion of this opinion as an exhibit to the Form AC and Form S-1 Registration Statement of First Lincoln Bancshares Inc. and the references to and summary of this opinion in such Form AC and Form S-1 Registration Statement.


Very truly yours,
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Board of Directors
Board of Trustees
December 12, 1997



KPMG Peat Marwick LLP



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Richard J. Labenz
Partner